As filed with the Securities and Exchange Commission on June 15, 2000
                                                Registration No. 333-
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  -------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 -------------
                     AMERICAN ELECTRIC POWER COMPANY, INC.
            (Exact Name of Registrant as Specified in Its Charter)

           New York                                       13-4922640
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                        Identification No.)

                   1 Riverside Plaza, Columbus, Ohio  43215
              (Address of Principal Executive Offices) (Zip Code)

                      Central and South West Corporation
                            Retirement Savings Plan
                           (Full Title of the Plan)
                                 -------------
                              Susan Tomasky, Esq.
                                   Secretary
                     American Electric Power Company, Inc.
                               1 Riverside Plaza
                             Columbus, Ohio  43215
                                (614) 223-1600
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
                                -------------
                                   Copy to:
                             Mario A. Ponce, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                           New York, New York  10017
                                (212) 455-2000
                                -------------
                        CALCULATION OF REGISTRATION FEE

                                                     Proposed
                                     Proposed        Maximum
       Title of         Amount        Maximum        Aggregate     Amount of
    Securities to       to be      Offering Price    Offering      Registra-
  be Registered (1)   Registered    Per Share (2)    Price (2)     tion Fee(2)

Common Stock, $6.50   2,635,633        $34.06       $89,769,660      $24,956
par value per share     shares

(1) In addition, pursuant to 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low sale prices of the Common Stock on June 8, 2000 as reported on the New York Stock Exchange.






























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

                                    PART I

Item 1.          PLAN INFORMATION

         Not required to be filed with this Registration Statement.*

Item 2.          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this Registration Statement.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and Note to Part I of Form S-8.

                                    PART II

Item 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission by American Electric Power Company, Inc. ("AEP") or by the Central and South West Corporation Retirement Savings Plan are incorporated by reference herein:

                 (i) AEP's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

                 (ii) Central and South West Corporation Retirement Savings Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1998;

                 (iii) AEP's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000;

                 (iv) AEP's Current Report on Form 8-K dated May 8, 2000 and filed on May 9, 2000; and

                 (v) The description of AEP's Common Stock, par value $6.50 per share ("Common Stock"), set forth in AEP's Registration
Statement on Form S-4, filed on April 16, 1998 pursuant to Section 12 of the Securities Exchange Act of 1934(the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by AEP pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration

Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.          DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 Under the New York Business Corporation Law (the "NYBCL") a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by any reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         The NYBCL further provides that no indemnification of directors in shareholder derivative suits may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or
(ii) any claim, issue or matter as to which the director or officer has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action is brought, any court of competent jurisdiction, determines upon application that, in view of the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. The statutory provisions for indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled independently of the applicable statutory provision.

         The AEP By-Laws provide that to the fullest extent permitted by law, AEP shall indemnify any person made, or threatened to be made, a party to any action or proceeding (formal or informal), whether civil, criminal, administrative or investigative and whether by or in the right of AEP or otherwise, by reason of the fact that such person, such person's testator or intestate, is or was a director, officer or employee of AEP, or of any subsidiary or affiliate of AEP, or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of AEP, against all loss and expense including, without limiting the generality of the foregoing, judgments, fines (including excise taxes), amounts paid in settlement and attorneys' fees and disbursements actually and necessarily incurred as a result of such action or proceeding, or any appeal therefrom, and all legal fees and expenses incurred in successfully asserting a claim for indemnification pursuant to such provision of the AEP By-Laws; provided, however, that no indemnification may be made to or on behalf of any director, officer or employee if a judgment or other final adjudication adverse to the director, officer or employee establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

         The AEP By-Laws further provide that in any case in which a director, officer or employee (or a representative of the estate of such director, officer or employee) requests indemnification, upon such person's request the AEP Board of Directors shall meet within sixty days thereof to determine whether such person is eligible for indemnification in accordance with the standard set forth above. Such a person claiming indemnification shall be entitled to indemnification upon a determination that no judgment or other final adjudication adverse to such person has established that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

Item 7.          EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.          EXHIBITS

  3.1 Restated Certificate of Incorporation of American Electric Power Company, Inc. (incorporated by reference to Exhibit (3)(a) to American Electric Power Company Inc.'s Report on Form 10-K for the year ended December 31, 1998)

  3.2 Certificate of Amendment to Restated Certificate of Incorporation of American Electric Power Company, Inc. (incorporated by reference to Exhibit (3)(b) to American Electric Power Company Inc.'s Report on Form 10-K for the year ended December 31, 1998)

  3.3 By-laws of American Electric Power Company, Inc. amended through January 28, 1998 (incorporated by reference to Exhibit (3)(b) to American Electric Power Company Inc.'s Report on Form 10-K for the year ended December 31, 1997)

  4.1 Central and South West Corporation Retirement Savings Plan (As Amended and Restated Effective July 1, 1997)

  5.1 Opinion of Jeffrey D. Cross, Esq., Deputy General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of American Electric Power Company, Inc., as to the legality of the securities being registered

  23.1   Consent of Deloitte & Touche LLP

  23.2 Consent of Jeffrey D. Cross, Esq., Deputy General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of American Electric Power Company, Inc. (included in Exhibit 5.1)

  24     Power of Attorney (included on the signature page)


Item 9.          UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

                 provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 15th day of June, 2000.

                                        AMERICAN ELECTRIC POWER COMPANY, INC.

                                        By: /s/  Henry W. Fayne
                                           --------------------------------
                                            Name:  Henry W. Fayne
                                            Title:    Vice President and Chief
                                                      Financial Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry W. Fayne, Jeffrey D. Cross and Armando A. Pena and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on June 15, 2000 by the following persons in the capacities indicated with the Registrant.

            Signature                                   Title

      /s/  Leonard V. Assante
      --------------------------
           Leonard V. Assante           Controller and Chief Accounting Officer
                                             (Principal Accounting Officer)


      /s/  John P. DesBarres
      --------------------------
           John P. DesBarres                           Director


      /s/  E. Linn Draper, Jr.
      --------------------------
           E. Linn Draper, Jr.              Chairman of the Board, President,
                                          Chief Executive Officer and Director
                                               (Principal Executive Officer)


      /s/  Henry W. Fayne
      --------------------------
           Henry W. Fayne            Vice President and Chief Financial Officer
                                             (Principal Financial Officer)

      /s/  Robert W. Fri
      --------------------------
           Robert W. Fri                                Director


      /s/  Lester A. Hudson, Jr.
      --------------------------
           Lester A. Hudson, Jr.                        Director

     /s/  Leonard J. Kujawa
      --------------------------
          Leonard J. Kujawa                             Director


      /s/  Donald G. Smith
      --------------------------
           Donald G. Smith                              Director


      /s/  Linda Gillespie Stuntz
      --------------------------
           Linda Gillespie Stuntz                       Director


      /s/  Kathryn D. Sullivan
      --------------------------
           Kathryn D. Sullivan                          Director


      /s/  Morris Tanenbaum
      --------------------------
           Morris Tanenbaum                             Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly organized, in the City of Columbus, State of Ohio, on June 15, 2000.


                                       CENTRAL AND SOUTH WEST CORPORATION
                                       RETIREMENT SAVINGS PLAN


                                       By    /s/  Glenn D. Rosilier
                                           --------------------------------
                                             Glenn D. Rosilier
                                             Member: Investment Policy
                                              Committee for Central and South
                                              West Corporation Retirement
                                              Savings Plan

                                 Exhibit Index


  Exhibit
  Number                          Description
 ---------                        -----------

    3.1 Restated Certificate of Incorporation of American Electric Power Company, Inc. (incorporated by reference to Exhibit (3)(a) to American Electric Power Company Inc.'s Report on Form 10-K for the year ended December 31, 1998)

    3.2 Certificate of Amendment to Restated Certificate of Incorporation of American Electric Power Company, Inc. (incorporated by reference to Exhibit (3)(b) to American Electric Power Company Inc.'s Report on Form 10-K for the year ended December 31, 1998)

    3.3 Bylaws of American Electric Power Company, Inc. amended through January 28, 1998 (incorporated by reference to Exhibit (3)(b) to American Electric Power Company Inc.'s Report on Form 10-K for the year ended December 31, 1997)

    4.1 Central and South West Corporation Retirement Savings Plan (As Amended and Restated Effective July 1, 1997)

    5.1 Opinion of Jeffrey D. Cross, Esq., Deputy General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of American Electric Power Company, Inc., as to the legality of the securities being registered

    23.1   Consent of Deloitte & Touche LLP

    23.2 Consent of Jeffrey D. Cross, Esq., Deputy General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of American Electric Power Company, Inc. (included in
           Exhibit 5.1)

     24    Power of Attorney (included on the signature page)


















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